        SUPPLEMENT TO THE OFFER TO PURCHASE FOR CASH DATED JUNE 2, 1997

                                FIRST USA, INC.
                         HAS INCREASED THE PRICE OF ITS
                           OFFER TO PURCHASE FOR CASH
                            ANY AND ALL OUTSTANDING
                       9.33% SERIES A CAPITAL SECURITIES
                                      AND
                       9.33% SERIES B CAPITAL SECURITIES
                                       OF
                           FIRST USA CAPITAL TRUST I
                                       TO
                    $1,172.50 PER $1,000 LIQUIDATION AMOUNT
           (PLUS ACCUMULATED AND UNPAID DISTRIBUTIONS UP TO, BUT NOT
                        INCLUDING, THE SETTLEMENT DATE)

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MONDAY, JUNE 30, 1997, UNLESS THE OFFER IS EXTENDED.

    The following amends and supplements the Offer to Purchase dated June 2, 1997 (the 'Offer to Purchase') of First USA, Inc., a Delaware corporation ('First USA'), pursuant to which First USA is offering to purchase for cash any and all of the 9.33% Series A Capital Securities (the 'Series A Capital Securities') issued and any and all of the 9.33% Series B Capital Securities (the 'Series B Capital Securities' and, together with the Series A Capital Securities, the 'Securities') to be issued by First USA Capital Trust I, a Delaware business trust (the 'Trust'). First USA has increased the price to be paid in the Offer (as defined below) to $1,172.50 per $1,000 liquidation amount (plus accumulated and unpaid distributions up to, but not including, the settlement date), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 2, 1997 (the 'Offer to Purchase'), this Supplement and the related Letter of Transmittal (which together constitute the 'Offer'). All Securities tendered in the Offer and not withdrawn will be purchased upon the terms and subject to the conditions of the Offer.

    The Offer is being made in connection with the contemplated merger (the 'Merger') between First USA and BANC ONE CORPORATION, an Ohio corporation ('BANC ONE'). Upon the terms and subject to conditions of an Agreement and Plan of Merger, dated as of January 19, 1997 and amended as of April 23, 1997, between First USA and BANC ONE, First USA will be merged with and into BANC ONE, with BANC ONE as the surviving corporation. Following the Merger and upon execution of appropriate documents, BANC ONE, as successor to First USA, will succeed to First USA's rights as the owner of the common securities (the 'Common Securities') of the Trust, and to its obligations as guarantor under the Guarantees (as defined below), as issuer of the Junior Subordinated Debentures (as defined below), as sponsor of the Trust. BANC ONE will not succeed to First USA's rights as the owner of the Common Securities, to its obligations as guarantor under the Guarantees, the issuer of the Junior Subordinated Debentures and as sponsor of the Trust unless and until the Merger is consummated. The Offer is conditioned upon the Merger having been consummated. The Merger is expected to be consummated on or before June 30, 1997 and is not conditioned upon consummation of the Offer. See Section 6.

    All references to First USA in the Offer to Purchase and this Supplement shall be deemed to include BANC ONE following the Merger.

                            ------------------------

    THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF SECURITIES BEING TENDERED. THE OFFER IS SUBJECT TO CONSUMMATION OF THE MERGER AND TO CERTAIN OTHER CONDITIONS. SEE SECTION 6.

    NONE OF THE TRUST OR ITS TRUSTEES, FIRST USA OR ITS BOARD OF DIRECTORS OR BANC ONE OR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SECURITIES. EACH HOLDER MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER TO TENDER SECURITIES AND, IF SO, THE AMOUNT OF SECURITIES TO TENDER.

                            ------------------------

                                   IMPORTANT

    Any Holder desiring to tender all or any portion of such Holder's Securities in the Offer should either (1) complete the Letter of Transmittal or a facsimile copy thereof in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other required documents to The Bank of New York (the 'Depositary') at one of its addresses set forth on the back cover of this Supplement, and either mail or deliver the certificates for such Securities to the Depositary along with the Letter of Transmittal or deliver such Securities pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase and Section 1 of this Supplement, or (2) request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. Holders having Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such person if they desire to tender their Securities. Holders who wish to tender Securities in the Offer and whose certificates for such Securities are not immediately available should tender such Securities by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

    The Depositary and The Depository Trust Company ('DTC') have confirmed that the Offer is eligible for the DTC Automated Tender Offer Program ('ATOP'). Accordingly, DTC participants may electronically tender Securities pursuant to the Offer by causing DTC to transfer Securities to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message (as defined in the Offer to Purchase) to the Depositary. See Section 3 of the Offer to Purchase.

    Questions and requests for assistance or for additional copies of this Supplement, the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover page.

                            ------------------------

                      The Dealer Manager for the Offer is:
                              MERRILL LYNCH & CO.

June 16, 1997

To the Holders of 9.33% Series A Capital Securities issued and
9.33% Series B Capital Securities to be issued by First USA Capital Trust I:

                                  INTRODUCTION

     The following amends and supplements the Offer to Purchase dated June 2, 1997 (the 'Offer to Purchase') of First USA, Inc., a Delaware corporation ('First USA'), pursuant to which First USA is offering to purchase for cash any and all of the 9.33% Series A Capital Securities (the 'Series A Capital Securities') issued and any and all of the 9.33% Series B Capital Securities (the 'Series B Capital Securities' and, together with the Series A Capital Securities, the 'Securities') to be issued by First USA Capital Trust I, a Delaware business trust (the 'Trust'). First USA has increased the price to be paid in the Offer (as defined below) to $1,172.50 per $1,000 liquidation amount (plus accumulated and unpaid distributions up to, but not including, the settlement date), upon the terms and subject to the conditions set forth in the Offer to Purchase, this Supplement and the related Letter of Transmittal (which together constitute the 'Offer'). The Offer and withdrawal rights will expire at 9:00 a.m., New York City time, on Monday, June 30, 1997, unless the Offer is extended. See Sections 6 and 14.

     Pursuant to a registration rights agreement dated as of December 20, 1996, among First USA, the Trust and the initial purchasers named therein, First USA and the Trust have registered the Series B Capital Securities under the Securities Act of 1933, as amended, under a Registration Statement (File No. 333-26669) on Form S-4 (the 'Registration Statement') filed with the Securities and Exchange Commission. Upon the terms and subject to the conditions of the Prospectus dated May 20, 1997 that constitutes a part of the Registration Statement and the related Letter of Transmittal (which together constitute the 'Exchange Offer'), the Trust has offered to exchange $200,000,000 aggregate liquidation amount of Series B Capital Securities for a like liquidation amount of Series A Capital Securities and First USA has offered to exchange (i) its guarantee (the 'Series A Guarantee') of payments of cash distributions and payments on liquidation of the Trust or redemption of the Series A Capital Securities for a like guarantee (together with the Series A Guarantee, the 'Guarantees') in respect of the Series B Capital Securities and (ii) $200,000,000 of its 9.33% Series B Junior Subordinated Deferrable Debentures (the 'Series B Junior Subordinated Debentures') for a like aggregate principal amount of its 9.33% Series A Junior Subordinated Deferrable Debentures (together with the Series B Junior Subordinated Debentures, the 'Junior Subordinated Debentures').

     The Exchange Offer is scheduled to expire at 9:00 a.m., New York City time, on June 19, 1997, unless extended. Accordingly, holders of Securities ('Holders') will be able to exchange their Series A Capital Securities for Series B Capital Securities in the Exchange Offer and then tender their Series B Capital Securities in the Offer. However, as the Offer is for any and all Series A Capital Securities and any and all Series B Capital Securities, Holders who fail to exchange their Series A Capital Securities for Series B Capital Securities in the Exchange Offer will still be able to tender their Series A Capital Securities in the Offer.

     This Supplement should be read in conjunction with the Offer to Purchase. Except as set forth in this Supplement, the terms and conditions previously set forth in the Offer to Purchase and the Letter of Transmittal mailed with the Offer to Purchase remain applicable in all respects to the Offer. Terms used but not defined herein have the meanings set forth in the Offer to Purchase.

     THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF SECURITIES BEING TENDERED. THE OFFER IS SUBJECT TO CONSUMMATION OF THE MERGER AND TO CERTAIN OTHER CONDITIONS. SEE SECTION 6.

     NONE OF THE TRUST OR ITS TRUSTEES, FIRST USA OR ITS BOARD OF DIRECTORS OR BANC ONE OR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SECURITIES. EACH HOLDER MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER TO TENDER SECURITIES AND, IF SO, THE AMOUNT OF SECURITIES TO TENDER. HOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISION WHETHER TO TENDER, AND, IF SO, THE AMOUNT OF SECURITIES TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST, FIRST USA OR BANC ONE AS TO WHETHER HOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SECURITIES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE

OFFER OTHER THAN THOSE CONTAINED HEREIN, IN THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, FIRST USA OR BANC ONE. THE INFORMATION CONTAINED IN THIS SUPPLEMENT SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. INFORMATION CONTAINED IN THIS SUPPLEMENT REGARDING BANC ONE HAS BEEN FURNISHED BY BANC ONE, AND INFORMATION IN THIS SUPPLEMENT REGARDING FIRST USA AND THE TRUST HAS BEEN FURNISHED BY FIRST USA.

     1. Procedures for Tendering Securities.  The discussion set forth in
Section 3 of the Offer to Purchase is hereby amended and supplemented as follows:

     The Letter of Transmittal and Notice of Guaranteed Delivery previously distributed with the Offer to Purchase must be used to tender Securities.

     HOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED SECURITIES PURSUANT TO THE OFFER AND NOT PROPERLY WITHDRAWN SUCH SECURITIES HAVE VALIDLY TENDERED SUCH SECURITIES FOR PURPOSES OF THE OFFER, AS AMENDED, AND NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO RECEIVE THE INCREASED PRICE OF $1,172.50 PER $1,000 LIQUIDATION AMOUNT (PLUS ACCUMULATED AND UNPAID DISTRIBUTIONS UP TO, BUT NOT INCLUDING, THE SETTLEMENT DATE) PURSUANT TO THE OFFER.

     2. Acceptance for Payment of Securities and Payment of Offer
Consideration. The discussion set forth in Section 5 of the Offer to Purchase is hereby amended and supplemented as follows:

     Securities accepted for purchase by First USA will be purchased at $1,172.50 per $1,000 liquidation amount (plus accumulated and unpaid distributions up to, but not including, the settlement date). First USA expects the settlement date to be as soon as practicable after the Expiration Date. The settlement date will be the same for all Securities purchased in the Offer, including Securities delivered pursuant to the guaranteed delivery procedures. Except as specifically provided in this Supplement and the Offer to Purchase, under no circumstances will interest be paid on the Offer consideration, regardless of any delay in making such payment. Distributions will cease to accrue on all Securities on the business day prior to the settlement date, including on Securities delivered pursuant to the guaranteed delivery procedures.

     3. Source and Amount of Funds. The discussion set forth in Section 9 of the Offer to Purchase is hereby amended and supplemented as follows:

     Assuming that all outstanding Securities are purchased pursuant to the Offer, the total amount of funds required by First USA to consummate the Offer, and to pay related fees and expenses, is estimated to be approximately $245.1 million.

                                          FIRST USA, INC.

June 16, 1997

     Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Securities and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

By Registered or Certified         Facsimile             By Hand or Overnight
           Mail:                 Transmission:                 Courier:
   The Bank of New York          (212) 571-3080          The Bank of New York
  101 Barclay Street, 7E                                  101 Barclay Street
 New York, New York 10286     Confirm by Telephone:    New York, New York 10286
   Attn: Reorganization          (212) 815-5789          Attn: Reorganization
         Section                                               Section
         Shilpa Trivedi                                        Shilpa Trivedi

     Any questions or requests for assistance or for additional copies of this Supplement, the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address below. You may also contact the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. To confirm your delivery of your Securities, you are directed to contact the Depositary.

                    The Information Agent for the Offer is:
                            GEORGESON & COMPANY INC.
                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

                      The Dealer Manager for the Offer is:
                              MERRILL LYNCH & CO.
                             World Financial Center
                                  North Tower
                         New York, New York 10281-1307
                           1-888-ML4-TNDR (toll free)
                          (1-888-654-8637 (toll free))